EXHIBIT 16.1



                     [STONEFIELD JOSEPHSON INC. LETTERHEAD



Board of Directors
The Neptune Society
Burbank, California

We have  read the  disclosures  in Item 14 of Form 10,  Amendment  No. 1, of The
Neptune Society, to be filed with the Securities and Exchange Commission on February 20, 2001, and are in agreement with the information therein.




/s/ Stonefield Josephson, Inc.
February 20, 2001
Santa Monica, California